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                                                                     Exhibit 3.1

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                              TRANSIT GROUP, INC.


     Pursuant to Sections 607.1007 and 607.1003 of the Florida Business Corporation Act, Transit Group, Inc., (the "Corporation") hereby amends and restates its Articles of Incorporation to read as set forth below. The Corporation's Board of Directors has adopted and approved these Amended and Restated Articles of Incorporation. On June 8, 2001, holders of a sufficient number of shares for approval of each class of the Corporation's Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and common stock voted separately approving these Amended and Restated Articles of Incorporation by Written Consent in Lieu of Meeting.

                                Article I. Name

          The name of this Corporation is TRANSIT GROUP, INC. (the
"Corporation").

                              Article II. Purpose

          The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any and all lawful act or activity for which corporations may be organized under the Florida Business Corporation Act as now or hereinafter in force. The Corporation shall possess and exercise all of the powers and privileges granted by the Florida Business Corporation Act, by any other law or by these Articles, together with all such powers and privileges incidental thereto as may be necessary or convenient to the conduct, promotion or attainment of the purposes of the Corporation.

                         Article III.  Share Structure

          (a) This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 520,000,000 shares, of which 500,000,000 shares are Common Stock, $.01 par value per share, and 20,000,000 shares are Preferred Stock, no par value per share. The rights and preferences of all outstanding shares of Common Stock shall be identical. The holders of outstanding shares of Common Stock shall have the right to vote on all matters submitted to a vote of the stockholders of the Corporation, on the basis of one vote per share of Common Stock owned.

          (b) The Preferred Stock may be issued from time to time in one or more classes and series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such class and/or series of Preferred Stock and shall fix the preferences, limitations and relative rights thereof. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly
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unissued class or series of Preferred Stock and to fix the number of shares of any class or series of Preferred Stock and the designation of any such class or series of Preferred Stock to the fullest extent permitted by the Florida Business Corporation Act. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any class or series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares thereof subsequent to the issue of shares of that series.

          (c) Five million (5,000,000) of the authorized shares of Preferred Stock have been and are hereby designated "Series A Convertible Preferred Stock." The rights, preferences, privileges, restrictions and other matters relating to the Series A Convertible Preferred Stock are as set forth in Exhibit "A" attached hereto and incorporated herein.

          (d) Four million (4,000,000) of the authorized shares of Preferred Stock have been and are hereby designated "Series B Convertible Preferred Stock." The rights, preferences, privileges, restrictions and other matters relating to the Series B Convertible Preferred Stock are as set forth in Exhibit "B" attached hereto and incorporated herein.

                             Article IV. Duration

          The Corporation shall have perpetual existence.

                        Article V. Board of Directors

          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall exercise all powers conferred under the laws of the State of Florida. The number of directors shall be determined in accordance with the Bylaws of the Corporation. The election of directors of the Corporation may, but need not, be by ballot.

                      Article VI. Liability of Directors

          To the fullest extent permitted by the Florida Business Corporation Act, as the same now exists or may hereafter be amended in a manner more favorable to directors, a director of the Corporation shall not be personally liable to the Corporation, its stockholders or any other person for monetary damages for breach of fiduciary duty as a director. If the law of the State of Florida is amended after the filing of these Articles to authorize corporate action further limiting or eliminating the personal liability of directors of the Corporation, then the liability of directors to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by law of the State of Florida, as so amended from time to time. Any repeal or modification of the provisions of this Article VI, either directly or by the adoption of an inconsistent provision of these Articles, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification.

                         Article VII. Indemnification

          (a) The Corporation shall indemnify, and upon request shall advance expenses (including attorneys' fees), in the manner and to the fullest extent permitted by law, to any person who was or is an officer or director of the Corporation (or the estate of any such person)

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and who was or is a party to any threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative, or investigative whether formal or informal (a "proceeding") (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (an "indemnitee") against liability incurred, including obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred (including attorneys' fees), in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is an officer or director of the Corporation (or the estate of any such person) and who was or is a party to any threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative, investigative and whether formal or informal (a "proceeding") by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          (c) To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (a) or subsection (b) above, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

          (d) The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any liability, including obligations to pay a judgment, settlement, penalty, fine (including and excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred (including attorneys' fees), to the fullest extent permitted by law, both as to action in such person's official capacity and as to action in another capacity while holding such office.

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          (e)  Notwithstanding any provision of this Article VII to the contrary, the Corporation shall indemnify any indemnitee named above in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          (f) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Corporation's Articles of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this
Article VII, with respect to any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                             Article VIII. Bylaws

          The Board of Directors of the Corporation is expressly authorized to make, alter or repeal bylaws of the Corporation.

                          Article IX. Corporate Books

          The books of the Corporation may be kept (subject to any provision of law) outside the State of Florida at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

                       Article X. Stockholder Proposals

          Advance notice of new business to be brought before any meeting of the stockholders and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

          IN WITNESS WHEREOF, the undersigned has duly executed these Amended and Restated Articles of Incorporation on the 8th day of June, 2001.


                                 TRANSIT GROUP, INC.



ATTEST:                          BY: /s/ PHILIP A. BELYEW
                                     -------------------------------------------
                                     Philip A. Belyew, Chief Executive Officer

/s/ JAMES OVERLEY
------------------------------
James Overley, Secretary

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